As filed with the Securities and Exchange Commission on June 6, 1997

                                                     Registration No. 333


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ________________________

                        ZENITH ELECTRONICS CORPORATION
           (Exact name of registrant as specified in its charter)

         Delaware                                      36-1996520
(State or other jurisdiction of           (I.R.S. employer Identification No.)
incorporation or organization)

                            1000 Milwaukee Avenue
                          Glenview, Illinois 60025
                 (Address of principal executive offices)

                      ZENITH ELECTRONICS CORPORATION
                    LONG-TERM EQUITY COMPENSATION PLAN
                          (Full title of the plan)

                             RICHARD F. VITKUS
                           Senior Vice President,
                       General Counsel and Secretary
                       Zenith Electronics Corporation
                           1000 Milwaukee Avenue
                         Glenview, Illinois 60025
                  (Name and address of agent for service)

                              (847) 391-7000
                     (Telephone number, including area
                        code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
| Title of |              |                  |                 |              |
|securities|              | Proposed maximum | Proposed maximum|   Amount of  |
|  to be   | Amount to be | offering price   |   aggregate     | registration |
|registered| registered   |   per share      | offering price  |     fee      |
|----------|--------------|------------------|-----------------|--------------|
|Common    | 3,000,000    |   $11.125(1)     | $33,375,000(1)  | $10,114(1)   |
|Stock,    |   shares     |                  |                 |              |
|$1.00 par |              |                  |                 |              |
|value     |              |                  |                 |              |
|----------|--------------|------------------|-----------------|--------------|

 (1)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of l933, based upon the average of the high and low sale prices of Common Stock of the Registrant on the New York Stock Exchange on June 5, 1997.



                     THIS DOCUMENT CONSTITUTES PART OF
                     A PROSPECTUS COVERING SECURITIES
                        THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT
                         OF 1933, AS AMENDED


                     ZENITH ELECTRONICS CORPORATION
                   LONG-TERM EQUITY COMPENSATION PLAN


		This document relates to shares of common stock, par value $1.00 per share (the "Common Stock"), of Zenith Electronics Corporation ("Zenith") which may be granted in the form of stock options, stock appreciation rights, restricted stock or performance units/shares to non-employee directors and employees of the Company and its subsidiaries (collectively, the "Company") pursuant to the Long-Term Equity
Compensation Plan (the "Plan"). This document may be used only in connection with offers and sales by Zenith of shares of Common Stock under the Plan and may not be used by participants in the Plan for reoffers or resales of shares of Common Stock. Under the federal securities laws, persons who are deemed to be "affiliates" of Zenith are restricted in the resale of Common Stock owned by them. See "Resale Restrictions" below.


                   DESCRIPTION OF THE PLAN

		In January 1997, Zenith's Board of Directors (the "Board") adopted the Plan subject to stockholder approval. In May 1997, its stockholders approved the Plan which became effective on April 23, 1997.

		The following summary of certain provisions of the Plan does not purport to be a complete statement of such provisions or their operation and is qualified in its entirety by reference to the Plan. Additional information about the Plan and the Plan administrators can be obtained from Richard F. Vitkus, Secretary, Zenith Electronics Corporation, 1000 Milwaukee Avenue, Glenview, Illinois 60025
(telephone 847-391-8064).


		Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (i) attracting, retaining and motivating employees and non-employee directors; (ii) linking the personal interests of participants to those of the Company's stockholders; (iii) motivating key personnel, by means of performance-related incentives, to achieve excellence in individual performance goals; and (iv) providing key employees with the opportunity to participate in the long-term growth and financial success of the Company.

		Duration. All grants pursuant to the Plan must be made within ten years from April 23, 1997, the effective date of the Plan. The Plan shall terminate on April 22, 2007, unless terminated prior thereto by the Board.

		Participation. Participation in the Plan is limited to selected employees of the Company and to non-employee directors of Zenith.

		Administration of the Plan. The Plan shall be administered by the Board of Directors or by a committee appointed by the Board consisting of at least two non-employee directors (the "Committee").
Except as limited by law, the certificate of incorporation or the By-Laws of the Company, the Committee is authorized to interpret and administer the Plan, to select persons for participation in the Plan, to determine the type and size of awards under the Plan, to establish, amend or waive rules and regulations for the Plan's administration. The Committee shall have the authority to delegate administrative duties to officers of the Company.

		Number of Shares Available for Grant. The number of shares reserved for issuance to participants under the Plan shall be three million (3,000,000), no more than one million (1,000,000) of which may be granted in the form of restricted shares. The Board or Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Board determines that an award to a covered employee shall not be designed to comply with the performance-based exception, the following rules shall apply to grants of such awards under the Plan:

		(a)	Stock Options:  The maximum aggregate number of
shares that may be granted in the form of stock options, pursuant to any award granted in any one fiscal year to any one single Participant shall be three hundred thousand (300,000).

		(b)	SARs:  The maximum aggregate number of shares
that may be granted in the form of stock appreciation rights, pursuant to any award granted in any one fiscal year to any one single participant shall be three hundred thousand (300,000).

		(c)	Restricted Stock:  The maximum aggregate grant
with respect to awards of restricted stock granted in any one fiscal year to any one participant shall be one hundred thousand (100,000) shares.

		(d)	Performance Units/Performance Shares:  The
maximum aggregate payout (determined as of the end of the applicable performance period) with respect to award of performance units or performance shares granted in any one fiscal year to any one participant shall be equal to the value of three hundred thousand (300,000) shares.

		The number and prices of shares shall be adjusted to give effect to stock dividends, stock splits, or other relevant changes in capitalization.

		Amendment or Termination. The Board may at any time alter, amend, suspend or terminate the Plan, except that no alteration, amendment, suspension or termination shall adversely affect in any material way any award previously granted without the written consent of the participant.

		Award Agreements. Each award will be evidenced by an award agreement which may contain such provisions as the Committee approves, not inconsistent with this Plan.

                             STOCK OPTIONS

		Option Price. The option price of any option granted under the Plan shall be not less than 100% of the fair market value at the time the option is granted.

		Terms of Exercise. No option may be exercisable more than ten years after the date of grant. Options granted pursuant to the Plan may be exercised during the optionee's continued employment by the Company. The Board or Committee shall determine in its discretion the extent to which a participant shall have the right to exercise an option following the termination of employment or directorship with the Company.

		Incentive Stock Options. With respect to "incentive stock options" as defined in Section 422(b) of the Code, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under all plans of the Company) shall not exceed $100,000.

		Payment of Option Price. Payment of the option price may be made in cash or in shares of Common Stock having a fair market value equal to the option price or a combination thereof. The Board or Committee may allow cashless exercises as permitted by law.

		Non-Transferability. Options are not transferable otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of, and, only by the participant. Options may not be pledged, assigned or hypothecated by the participant.

                      STOCK APPRECIATION RIGHTS

		Terms of Exercise. Under the Plan, stock appreciation rights may be granted separately or in tandem with option grants either at the time of the option grant or subsequently. Upon exercise, the holder of a stock appreciation right is entitled to receive the appreciation in market value of the Common Stock from the date of grant to the exercise date or, in the case of rights granted in tandem with options from the date of grant of the related option to the exercise date. For example, if the option price per share of Common Stock is $10, and on the date of exercise of the stock appreciation right the fair market value per share is $15, then the holder would be entitled to the appreciation of $5 per share.

		Payment of Appreciation Price. The amount of appreciation is payable in cash, shares of Common Stock or in a combination of shares and cash, as determined by the Board or Committee. The number of shares payable to an optionee upon the exercise of stock appreciation rights is determined by dividing the aggregate amount of the appreciation of the rights being exercised by the optionee by the fair market value of a share of the Common Stock on the date of exercise.

		Cancellation of Tandem Options. The exercise of a stock appreciation right granted in tandem with a stock option cancels the related stock option, and the exercise of a stock option cancels the related stock appreciation right. Stock appreciation rights shall be exercisable not more than ten years after the date of grant.

		Non-Transferability. Stock appreciation rights are not transferable otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of, and, only by the participant. Stock appreciation rights may not be pledged, assigned or hypothecated by the participant.

                             RESTRICTED STOCK

		Restricted Stock. The Board or Committee may in its discretion grant shares of restricted stock under the Plan.

		Restrictions. The Board or Committee may impose conditions and or restrictions as it deems advisable including restrictions based upon the achievement of specific performance goals, and/or time-based restrictions on vesting. The Company may retain the certificates representing the shares of restricted stock until such time as all conditions and restrictions have been satisfied.

		Voting Rights/Dividends. Participants may be granted the right to exercise full voting rights with respect to the shares of restricted stock. The Board or Committee may certify that participants holding shares of restricted stock be credited with regular cash dividends with respect to the underlying shares while they are so held.

		Non-Transferability. The shares of restricted stock are not transferable and all rights with respect to the restricted stock are available during the lifetime of, and, only by the participant. Restricted stock may not be pledged, assigned or hypothecated until the end of the period of restriction.

                      PERFORMANCE UNITS/SHARES

		Performance Units/Shares. Performance units/shares may be granted to participants as shall be determined by the Board or Committee. Each performance unit shall have an initial value established by the Board or Committee at the time of grant. Each performance shall have an initial value equal to the fair market value of a share of common stock on the date of grant.

		Performance Goals/Payment. The Board or Committee, in its discretion, shall set performance goals which, depending on the extent to which they are met, will determine the number and/or value of the performance units/shares that will be paid out. The participant shall receive a payout determined as a function of the extent to which performance goals have been achieved. Payment shall be made in a lump sum following the end of the applicable performance period, in form of cash, Common Stock of the Company, or a combination thereof.

		Non-Transferability. Performance units/shares are not transferable other than by the laws of descent and distribution and all rights may be exercised during the lifetime of, and, only by the participant. Performance units/shares may not be pledged, assigned or hypothecated by the participant.

                  		FEDERAL INCOME TAX CONSEQUENCES

		The Plan is not intended to be and does not qualify as a pension, profit sharing or other "qualified" plan under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974.

		The following is a summary of the United States federal income tax consequences of participation in the various facets of the Plan.

Stock Options and Stock Appreciation Rights

		(a) A participant granted non-qualified stock options, incentive stock options or stock appreciation rights will not recognize any taxable income at the time the options or rights are granted, and the Company will not be allowed a tax deduction at that time.

		(b) A participant who exercises a non-qualified stock option will recognize taxable compensation at the time of exercise in an amount equal to the excess, if any, of the fair market value at the time of exercise of the shares acquired over their option price. Similarly, a participant who exercises a stock appreciation right will recognize taxable compensation at the time of exercise in an amount equal to the sum of any cash received, plus the fair market value at the time of exercise of any shares of Common Stock received.

		(c) The taxable compensation recognized by a participant upon exercise of non-qualified stock options or stock appreciation right is subject to withholding of tax by the Company. The Company will be entitled to a tax deduction in an amount equal to the taxable compensation recognized by participants. Except as described in paragraph (d) below, the tax basis of any shares received upon exercise of non-qualified stock options or stock appreciation rights will be the fair market value of such shares used to determine the participant's taxable compensation and the participant's holding period for purposes of determining whether a subsequent sale of such shares results in the recognition of short-term or long-term capital gain or loss ("holding period") will commence on the date of exercise of such option or stock appreciation right.

		(d) A participant will not recognize any additional income by reason of delivery of shares, rather than cash, as payment for shares acquired upon exercise of non-qualified stock options. Under current Internal Revenue Service rulings, the number of shares received upon exercise equal to the number of shares so delivered will have the same basis and holding period as the shares delivered and the basis of any remaining shares will be equal to the amount of income recognized by the participant upon exercise of the option. If the shares delivered were acquired by prior exercise of an incentive stock option or under an employee stock purchase plan, while such delivery will not be a disqualifying disposition, a number of shares equal to the number of shares so delivered will be treated as having been acquired on exercise of the prior incentive stock option or under the employee stock purchase plan, and hence the disqualifying disposition rules discussed in the following paragraphs will continue to be applicable to such shares.

		(e) Participants exercising incentive stock options will not be deemed to have received any taxable income at the time of exercise of the option, provided that such exercise occurs during employment or within three (3) months after termination of employment. However, the excess, if any, of the fair market value at the time of exercise of the shares acquired by exercise of an incentive stock option over their option price is included in alternative minimum taxable income subject to the alternative minimum tax.

		     If a participant exercises an incentive stock option and does not dispose of the shares so acquired within the period ending on the later of (i) two years after the date of the grant of such option and (ii) one year after the date of transfer of such shares to the participant pursuant to such exercise (any such disposition within such period being referred to as a "disqualifying disposition"), then, upon such disposition of shares, (aa) the amount, if any, realized in excess of the option price of such shares will be treated as long-term capital gain; (bb) the amount, if any, by which such option price exceeds the amount realized upon such disposition will be treated as long-term capital loss; and (3) the Company will not be allowed any deduction for federal income tax purposes with respect to the disposition of the shares.

		     If, however, a participant exercises an incentive stock option and disposes of the shares so acquired in a disqualifying disposition, then, upon such disposition:

		(1) If the amount realized upon such disposition is equal to or greater than the fair market value of such shares on the date of exercise:

		(aa) the amount, if any, by which such fair market value on the date of exercise exceeds the option price of such shares will be treated as taxable compensation to the participant in the year of disposition, and

		(bb) the amount, if any, realized in excess of such fair market value at the date of exercise will be treated as long-term capital gain if such shares were held for more than 12 months after the date of exercise or a short-term capital gain if such shares were held for a shorter period.

		(2) If the amount realized on such disposition is less than the fair market value of such shares on the date of exercise but not less than the option price, the excess of the amount realized over the option price will be treated as taxable compensation to the participant in the year of disposition;

		(3) If the amount realized upon such disposition is less than the option price, the excess of the option price over the amount realized will be treated as long-term capital loss if the shares were held for more than 12 months after the date of exercise and as a short-term capital loss if such shares were held for a shorter period;

		(4) Notwithstanding subparagraphs (2) and (3) above, if a disqualifying disposition is a transaction (such as a sale between designated related parties or a gift) in which any loss sustained would not be recognized under the Code, the difference between the fair market value of the shares at the date of exercise and option price of such shares will be treated as taxable compensation to the participant in the year of such disposition and the amount of such difference will be added to the participant's tax basis for the shares; and

		(5) The Company will be allowed a deduction for federal income tax purposes in the year of disposition to the extent the participant recognizes taxable compensation.

		The disposition of shares acquired by exercise of an incentive stock option at any time after the death of the participant will not be treated as a disqualifying disposition.

		(f) A participant will not recognize any income by reason of delivery of shares acquired by a prior exercise of an incentive stock option as payment for shares acquired by exercise of an incentive stock option if such delivery is not a disqualifying disposition. If delivery of such shares is a disqualifying disposition, the difference between the fair market value of the shares so delivered on the date of such prior exercise and the option price of such shares will be treated as taxable compensation to the participant in the year of such disposition.

		(g) If a participant pays the option price for shares acquired by exercise of an incentive stock option in cash, his basis for such shares will be equal to the amount paid and the participant's holding period will commence on the date of exercise of such option. If a participant delivers shares in payment of such option price, under proposed Treasury
Department regulations, the participant's basis for a number of shares received equal to the number of shares delivered will be the same as for the shares delivered except that the basis for such shares will be increased by income recognized if such delivery constitutes a disqualifying disposition of the delivered shares. The holding period for a number of shares received equal to the number of shares delivered shall be the same as that of the shares delivered, except for purposes of determining whether there is subsequently a disqualifying disposition of the shares received. The basis of the shares received in excess of the number of shares delivered will be zero. Any disqualifying disposition of stock acquired by delivery of previously acquired shares is deemed to be a disposition of the stock with the lowest basis.

		(h) Effective for taxable years beginning after December 31, 1990 net long-term capital gains are eligible for a maximum marginal income tax rate limitation.

Restricted Stock

		(a) A participant will not, unless he elects otherwise, recognize income upon the receipt of shares of restricted Common Stock, but upon vesting of such shares, the participant will recognize taxable compensation in an amount equal to the then fair market value of such shares. A participant may elect, by filing such election with the Internal Revenue Service within 30 days after the date of an award of shares of restricted Common Stock, to recognize income at the time of the award in an amount equal to the then fair market value of the shares of Common
Stock awarded rather than at the later vesting date. However, if shares for which a participant has made such an election are forfeited, the participant will not recognize any loss or be entitled to any deduction. Dividends received by a participant with respect to shares of restricted Common Stock will, until the time when the participant recognizes taxable compensation in respect of the shares, be deemed taxable compensation to the participant.

		(b) The taxable compensation recognized by a participant with respect to an award of shares of restricted Common Stock or dividends paid thereon is subject to withholding of tax by the Company at the time such compensation is recognized by the participant. The Company will be entitled to a tax deduction in an amount equal to the taxable compensation recognized by the participant at the time the participant recognizes the taxable compensation. The tax basis of shares of restricted Common Stock will be the fair market value of such shares used to determine the amount of the participant's taxable compensation, and the holding period for such shares will commence on the date on which the compensation is recognized by the participant.

Performance Units/Shares

		(a) A participant will not recognize income upon the grant of a stock award in the form of performance units/shares, nor will the Company be entitled to a deduction at the time of the grant. Upon the vesting of an award made in the form of performance units/shares, the participant will recognize taxable compensation in an amount equal to the amount of the cash paid as a result of the vesting plus the then fair market value of any shares of Common Stock issued as a result of such vesting.

		(b) The taxable compensation recognized by a participant upon vesting of an award made in the form of performance units/shares is subject to withholding of tax by the Company. The Company will be entitled to a tax deduction in an amount equal to the taxable compensation. The tax basis of any shares of Common Stock received upon vesting of an award in the form of performance units/shares will be the fair market value of such shares used to determine the amount of the participant's taxable compensation and the holding period for such shares will commence on the date on which the compensation is recognized by the participant.

		The foregoing is only a summary of the applicable federal income tax laws and should not be relied upon as being a complete statement. Further, the income tax laws may change after the date of this document. A participant should consult his own tax advisor with respect to specific federal, state and other tax consequences of his participation in the Plan.

                           RESALE RESTRICTIONS

		The Plan does not impose restrictions upon the resale by participants of Common Stock acquired under the Plan. However, under the federal securities laws, participants who are deemed to be "affiliates" of Zenith are restricted in the resale of Common Stock owned by them
(whether acquired under the Plan or otherwise). For this purpose, an "affiliate" of Zenith is any person who controls Zenith, is controlled by Zenith, or is under common control with Zenith, whether directly or indirectly through one or more intermediaries.

		Resales by "affiliates" may be made only pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") or pursuant to an exemption from the registration requirements thereunder. One such exemption is provided for certain "brokers' transactions" which comply with all the conditions set forth in Rule 144 under the Securities Act. No registration statement covering resales by affiliates is in effect at the date of this document, and none is presently anticipated to be filed by Zenith. Accordingly, affiliates of Zenith should expect that any resales by them will need to be made in compliance with the applicable provisions of Rule 144 or pursuant to another available exemption from registration.

		The restrictions imposed by Section 16 of the Exchange Act upon any officer, director or holder of more than 10% of the Common
Stock may restrict the exercise of options and stock appreciation rights granted under the Plan and resales of Common Stock acquired under the Plan by such persons. Such persons should consult their legal advisors prior to engaging in such transactions.

                        AVAILABLE INFORMATION

		The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the
"Commission"). Certain of the documents so filed are incorporated by reference in the Registration Statement filed by Zenith with the Commission with respect to the shares of Common Stock offered hereby
(the "Registration Statement"). Such documents include Zenith's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K filed with the Commission after December 31, 1996.
Each document incorporated by reference into the Registration Statement is also incorporated by reference herein. The Company hereby undertakes to provide without charge to each participant in the Plan, on the written or oral request of any such person, a copy of any or all of the documents so incorporated by reference or any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests for such copies should be directed to Richard F. Vitkus, Secretary, Zenith Electronics Corporation, 1000 Milwaukee Avenue, Glenview, Illinois 60025 (847/391-
8064).

		Neither delivery of this document nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein since the date of this document. No person is authorized to give any information or make any representations other than as contained in this document, and, if given or made, such information or representations must not be relied upon. This document does not constitute an offer or a solicitation of an offer to buy any security in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.



PART II
                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

		The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

		(a)	The Annual Report on Form 10-K of Zenith
Electronics Corporation (the "Company") for the year ended December 31,
1996.

		(b)	The Company's Quarterly Report on Form 10-Q for
the quarter ended
March 29, 1997.

		(c)	The description of the Company's common stock,
$1.00 par value (the "Common Stock"), which is contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

		All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 4.	Description of Securities.

		Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

		Not Applicable.


Item 6.	Indemnification of Directors and Officers.

		Reference is made to Section 145 ("Section 145") of the Delaware General Corporation Law of the State of Delaware (the
"Delaware GCL") which provides for indemnification of directors and officers in certain circumstances.

		In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Restated Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) unlawful payment of dividends under Section 174 of the Delaware GCL or (iv) transactions from which a director derives an improper personal benefit.

		The Restated Certificate of Incorporation, as amended, of the Company provides for indemnification of directors and officers to the full extent provided by the Delaware GCL, as amended from time to time.
It states that the indemnification provided therein shall not be deemed exclusive. The Company may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify him against such expense, liability or loss, under the provisions of the Delaware GCL.

		The Company has entered into agreements with each of its directors and officers pursuant to which it has agreed to indemnify each such person under certain circumstances.

		Pursuant to Section 145 and the Certificate of Incorporation, the Company maintains directors' and officers' liability insurance coverage.

Item 7.	Exemption from Registration Claimed.

		Not Applicable.

Item 8.	Exhibits.

		See the Exhibit Index immediately preceding the exhibits to this Registration Statement.

Item 9.	Undertakings.

		(a)	The registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

		Provided, however, that paragraphs (a) (1) (i) and (a) (1)
(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability
under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		(b)	The undersigned registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of l934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

		The Registrant.    Pursuant to the requirements of the
Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on this 6th day of June, 1997.

					ZENITH ELECTRONICS CORPORATION


					By: 	/s/ Peter S. Willmott
        ---------------------------
						Peter S. Willmott
						President and Chief Executive Officer

		Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 6, 1997.


/s/ Peter S. Willmott 	 Director, and Chief Executive Officer
----------------------  (Principal Executive Officer)

/s/ Roger A. Cregg 	    Executive Vice President, Chief Financial Officer
---------------------   (Principal Financial and Principal Accounting Officer)

/s/ T. Kimball Brooker 	Director
---------------------

/s/ KS Cho             	Director
---------------------

/s/ Eugene B. Connolly	 Director
---------------------

/s/ Robert A. Helman    Director
---------------------

/s/ John Koo           	Director
---------------------

/s/ Andrew McNally IV	  Director
---------------------

/s/ HJ Lee              Director
---------------------

/s/ Yong Nam            Director
---------------------


         INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number                        Description

4(a)	Debenture Purchase Agreement dated as of November 19, 1993 with the institutional investors named therein (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K dated
November 19, 1993).

4(b)	Amendment No. 1 dated as of November 24, 1993 to the Debenture Purchase
Agreement dated as of November 19, 1993 with the institutional investor named therein (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K dated November 24, 1993).

4(c)	Amendment No. 2 dated as of January 11, 1994 to the Debenture Purchase
Agreement dated as of November 19, 1993 (incorporated by reference to Exhibit 4(c) of the Company's Current Report on Form 8-K dated January 11, 1994).

4(d)	Debenture Purchase Agreement dated as of January 11, 1994 with the institutional investor named therein (incorporated by reference to Exhibit 4(a) of the Company's Current Report on Form 8-K dated January
11, 1994.

4(e)	Indenture dated as of April 1, 1986 between Zenith Electronics
Corporation and The First National Bank of Boston, as trustee, with respect to the 6 1/4% Convertible Subordinated Debentures due 2011 (incorporated by reference to Exhibit 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1991).

4(f)	Credit Agreement dated as of March 31, 1997, among
Zenith Electronics 	Corporation, Citibank N.A., Citicorp North America, Inc.
And the other lenders named (incorporated by reference to Exhibit
4(f) of the Company's Quarterly Report on Form 10-Q for the Quarter ended
March 29, 1997.

*5	Opinion of Wayne M. Koprowski

*23(a)	Consent of Arthur Andersen LLP

*23(b)	The consent of Wayne M. Koprowski is contained in his
opinion filed as Exhibit 5 to this Registration Statement.

*24	Powers of Attorney.

______________________
* Filed herewith.